UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2007, the Board of Directors of MISCOR Group, Ltd., an Indiana corporation (the “Corporation”), amended Section 13 of Article III of the Corporation’s Code of By-Laws (“By-Laws”) to clarify that the Corporation’s shareholders may take action by majority written consent in lieu of a meeting of shareholders only to the extent permitted by the applicable provisions of the Indiana Business Corporation Law.  In general, this amendment reconciles the provision of the By-Laws dealing with the shareholders’ ability to act by majority written consent with Indiana Code § 23-1-29-4.5(a), which generally states that shareholders of an Indiana corporation may not take action by majority written consent so long as the corporation has a class of voting shares registered with the Securities Exchange Commission under Section 12 of the Securities Exchange Act of 1934.

On November 19, 2007, the Board of Directors of the Corporation also amended the By-Laws to add a new Section 16 of Article III and a new Section 13 of Article IV of the By-Laws to permit any or all shareholders and directors to participate in any annual, special, or regular shareholders’ or directors’ meeting, as applicable, by or through the use of any means of communication, such as conference telephone or similar device, by which all participants may simultaneously hear each other during the meeting.

The foregoing amendments became effective on the date of their adoption.  The above descriptions of the amendments to the By-Laws are not complete and are qualified in their entirety by reference to the full text of the By-Laws, as amended, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Code of By-Laws of the registrant (as amended through November 19, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: November 21, 2007

	By:	/s/ Richard J. Mullin
Printed Name: Richard J. Mullin
Title: Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Code of By-Laws of the registrant (as amended through November 19, 2007)